INCREMENTAL TERM LOAN AMENDMENT
INCREMENTAL TERM LOAN AMENDMENT, dated as of August 31, 2016 (this “Amendment”), by and among the lender party hereto (the “Incremental Term Lender”), MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC. (f/k/a M/A-COM Technology Solutions Holdings, Inc.), a Delaware corporation (the “Borrower”), and GOLDMAN SACHS BANK USA (“GS”), as administrative agent (in such capacity, the “Administrative Agent”) under the Credit Agreement referred to below.
RECITALS:
WHEREAS, reference is hereby made to the Credit Agreement, dated as of May 8, 2014 (as amended, restated, supplemented or modified from time to time prior to the date hereof, the “Credit Agreement”, and, as amended by this Amendment, the “Amended Credit Agreement”), among the Borrower, each Lender from time to time party thereto and GS as the Administrative Agent, the Collateral Agent, the Swing Line Lender and an L/C Issuer (capitalized terms used but not defined herein having the meanings provided in the Credit Agreement);
WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish a Term Loan Increase with new and/or existing Term Lenders;
WHEREAS, the Borrower has requested that the Incremental Term Lender extend credit to the Borrower in the form of New Term Loans in an aggregate principal amount of $250,000,000, which New Term Loans will be incurred pursuant to a Term Loan Increase and, upon the incurrence thereof, will be of the same Class as the Initial Term Loans; and
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:
Section 1    New Term Commitments; New Term Loans.
(a) Subject to the terms and conditions set forth herein, the Incremental Term Lender agrees to make Incremental Term Loans (as defined below) on the Incremental Term Loan Effective Date (as defined below) in an aggregate principal amount equal to the Incremental Term Commitment (as defined below).

(b) The Incremental Term Commitment shall be automatically and permanently reduced to $0 upon the making of the Incremental Term Loans pursuant to clause (a) above.

Section 2    Defined Terms. As used in this Amendment, the following terms shall have the meanings set forth below:
“Incremental Term Commitment” means the obligation of the Incremental Term Lender to make an Incremental Term Loan to the Borrower pursuant to this Amendment in an aggregate amount not to exceed $250,000,000.
“Incremental Term Loans” means the New Term Loans being made to the Borrower by the Incremental Term Lender in Dollars equal to the Incremental Term Commitment on the Incremental Term Loan Effective Date.
Section 3    Terms and Conditions.     Pursuant to Section 2.14 of the Credit Agreement:

(a) The Incremental Term Loans shall have the following terms:

(i)Applicable Rate. The Applicable Rate, Base Rate and Adjusted Eurocurrency Rate with respect to the Incremental Term Loans shall be the Applicable Rate, Base Rate, and Adjusted Eurocurrency Rate, respectively with respect to the Initial Term Loans.

(ii)Mandatory Prepayments. The Incremental Term Loans shall be subject to mandatory prepayments on the same basis as the Initial Term Loans as set forth in Section 2.05(b) of the Credit Agreement.

(iii)Optional Prepayments. The Incremental Term Loans may be optionally prepaid on the same basis as the Initial Term Loans as set forth in Section 2.05(a) of the Credit Agreement.

(iv)Amortization and Maturity Date. The Maturity Date for the Incremental Term Loans shall be the Original Term Loan Maturity Date. The Borrower shall repay the Incremental Term Loans in accordance with Section 2.07(a) of the Credit Agreement (as amended hereby), which is hereby amended and restated in its entirety pursuant to this Amendment to read as follows:

Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (i) on the last Business Day of each March, June, September and December, commencing with the last Business Day of September, 2016, a principal Dollar Amount of the Initial Term Loans equal to $1,512,755 (as such repayment amount shall be reduced as a result of the application of prepayments in accordance with the order of priority determined under Section 2.05); provided that at the time of any effectiveness of any Extension Amendment, the scheduled amortization with respect to the Initial Term Loans set forth above shall be reduced ratably to reflect the percentage of Initial Term Loans converted to Extended Term Loans (but will not affect the amount of amortization received by a given lender with outstanding Initial Term Loans), (ii) the amortization for any new Class of Term Loans established pursuant to an Incremental Amendment, a Refinancing Amendment, an Extension Amendment or an amendment to this Agreement in respect of Replacement Term Loans shall be as agreed in accordance with the terms and conditions hereof and specified in such Incremental Amendment, Refinancing Amendment, Extension Amendment or amendment to this Agreement in respect of Replacement Term Loans, as applicable, and (iii) on the Maturity Date for each Class of Term Loans, the aggregate principal amount of all such Term Loans outstanding on such date; provided that the repayments under this clause may be adjusted to account for the addition of any New Term Loans, including any increase to payments to the extent, and as required pursuant to, the terms of any applicable Incremental Amendment involving a Term Loan Increase to the Initial Term Loans.
(v)Available Incremental Amount. The Borrower has elected to use clause (a) of the definition of “Available Incremental Amount” to effectuate the Term Loan Increase contemplated hereby.

(vi)Credit Agreement Governs. The terms of the Incremental Term Loans shall be identical to the terms of the Initial Term Loans for all purposes under the Credit Agreement and the other Loan Documents (other than with respect to upfront fees, original issue discount and arrangement, structuring or similar fees payable in connection therewith), the Incremental Term Loans shall be of the same Class as the Initial Term Loans and the Incremental Term Loans shall be subject to the provisions of the Credit Agreement and the other Loan Documents on the same basis as the Initial Term Loans. From and after the Incremental Term Loan Effective Date, each reference to an “Initial Term Loan” or “Initial Term Loans” in the Amended Credit Agreement shall be deemed to include the Incremental Term Loans, each reference to a “Term Lender” in the Amended Credit Agreement shall be deemed to include the Incremental Term Lender and related terms will have correlative meanings mutatis mutandis (in each case, unless the context otherwise requires; it being agreed and understood by the parties hereto that the references to the Initial Term Loans in Section 2.14(b)(v) of the Amended Credit Agreement, and in the proviso to clause (iii) of the first proviso to the definition of “Incremental Equivalent Debt” in the Amended Credit Agreement (such proviso and Section 2.14(b)(v), collectively, the “MFN Provisions”), are, in each case, only to the Initial Term Loans made on the Closing Date, but that the Incremental Term Loans shall benefit from (x) any increase in (or implementation of, as applicable) any Eurocurrency Rate or Base Rate floor applicable to the Initial Term Loans made on the Closing Date, (y) any increase in the Applicable Rate for the Initial Term Loans made on the Closing Date or (z) any combination of the increases described in the foregoing clauses (x) and (y) that occurs in accordance with the MFN Provisions, in each case, on the same basis as such Initial Term Loans made on the Closing Date).

(b) The Credit Agreement is hereby further amended as follows:

(i) Section 1.01 of the Credit Agreement is hereby amended by adding the following new definition in the appropriate alphabetical order:

“Incremental Term Loan Amendment Effective Date” means August 31, 2016.
(ii)Section 2.23 of the Credit Agreement is hereby amended by deleting the text “the one year anniversary of the Closing Date” and substituting in lieu thereof the text “the six month anniversary of the Incremental Term Loan Effective Date”.

(iii)The penultimate paragraph of Section 3.07 of the Credit Agreement is hereby amended by deleting the text “the one year anniversary of the Closing Date” and substituting in lieu thereof the text “the six month anniversary of the Incremental Term Loan Effective Date”.

Section 4    Conditions to Effectiveness. This Amendment and the obligation of the Incremental Term Lender to make the Incremental Term Loans shall become effective on the date hereof (such date, the “Incremental Term Loan Effective Date”) upon satisfaction (or, with respect to Sections 4(a)(ii), (iii) and (iv) only, waiver by the Administrative Agent) of each of the following conditions:
(a) The Administrative Agent shall have received the following, each of which shall be originals, facsimiles or copies in .pdf form by electronic mail (followed promptly by originals):

(i)the Borrower’s counterpart signature page to this Amendment;

(ii)each Guarantor’s counterpart signature page to the acknowledgment attached to this Amendment;

(iii)a customary opinion from Ropes & Gray LLP, counsel to the Loan Parties;

(iv)such certificates of good standing or status (to the extent that such concepts exist) from the applicable secretary of state (or equivalent authority) of the jurisdiction of organization of each Loan Party, a certificate of customary resolutions or other customary action of each Loan Party, a customary certificate of a Responsible Officer of each Loan Party and an incumbency certificate of each Loan Party evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party or is to be a party on the Incremental Term Loan Effective Date;

(v)a Loan Notice (without any representation therein as to the satisfaction of conditions in Section 4.02 of the Amended Credit Agreement) relating to the funding of the Incremental Term Loans on the Incremental Term Loan Effective Date;

(vi)copies of recent Uniform Commercial Code, tax and intellectual property Lien searches and copies of judgment searches, in each case, in each jurisdiction reasonably requested by the Administrative Agent in respect of the Loan Parties;

(vii)a certificate, from the chief financial officer of the Borrower, attesting to the Solvency of the Borrower and its Restricted Subsidiaries, on a consolidated basis, on the Incremental

Term Loan Effective Date after giving effect to the incurrence of the Incremental Term Loans; and

(viii)a certificate from the chief financial officer of the Borrower containing a representation that, on the Incremental Term Loan Effective Date after giving Pro Forma Effect to the incurrence of the Incremental Term Loans, the Total Net First Leverage Ratio will be less than or equal to 3.50 to 1.00.

(b) Immediately before and immediately after giving effect to this Amendment, no Event of Default shall exist.

(c) Immediately before and immediately after giving effect to this Amendment, the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or in any other Loan Document shall be true and correct in all material respects; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects.

(d) The Administrative Agent shall have received payment of all expenses required to be paid or reimbursed by any Loan Party under or in connection with this Amendment, including those expenses set forth in Section 12 hereof, in each case, to the extent invoiced in reasonable detail prior to the date hereof.

Other than the conditions set forth in this Section 4, there are no other conditions (express or implied) to the Incremental Term Loan Effective Date. For purposes of determining compliance with the conditions specified in this Section 4, the Incremental Term Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Incremental Term Lender under this Amendment unless the Administrative Agent shall have received notice from the Incremental Term Lender prior to the Incremental Term Loan Effective Date specifying its objection thereto.
Section 5    Loan Notice. The Incremental Term Lender and the Administrative Agent agree that the Borrower’s delivery of a Loan Notice for Incremental Term Loans that are Eurocurrency Rate Loans at any time on or prior to the Incremental Term Loan Effective Date (in lieu of such delivery with three (3) Business Days’ advance notice) is effective notice of such Borrowing.
Section 6    Representations and Warranties. Each of the Loan Parties represents and warrants to the Administrative Agent, the Lenders and the Incremental Term Lender that this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 7    Counterparts.
This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic imaging means (including in .pdf format) shall be effective as delivery of a manually executed counterpart of this Amendment.
Section 8    Governing Law and Waiver of Right to Trial by Jury.

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The jurisdiction and waiver of right to trial by jury provisions in Section 10.15 and 10.16 of the Credit Agreement are incorporated herein by reference mutatis mutandis.
Section 9    Headings.
The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
Section 10    Reaffirmation.
(a)The Borrower hereby expressly acknowledges the terms of this Amendment and acknowledges that the Incremental Term Loans constitute Obligations under the Amended Credit Agreement, and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby, and (ii) its grant of Liens on the Collateral to secure the Obligations pursuant to the Collateral Documents to which it is a party.

(b)Each Guarantor, by signing the acknowledgment attached to this Amendment, in its capacity as a Guarantor under the Guaranty to which it is a party, acknowledges and agrees that the Incremental Term Loans constitute Obligations under the Amended Credit Agreement and that the guarantee contained in the Guaranty is, and shall remain, in full force and effect immediately after giving effect to this Amendment and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby, and (ii) its grant of Liens on the Collateral to secure the Obligations pursuant to the Collateral Documents to which it is a party.

Section 11    Effect of Amendment; References to the Credit Agreement; Miscellaneous.
Except as expressly set forth herein, this Amendment (a) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect as amended by this Amendment (as applicable). All references to the Credit Agreement in any document, instrument, agreement, or writing shall from and after the Incremental Term Loan Effective Date be deemed to refer to the Credit Agreement as amended hereby, and, as used in the Credit Agreement, the terms “Agreement,” “herein,” “hereafter,” “hereunder,” “hereto” and words of similar import shall mean, from and after the Incremental Term Loan Effective Date, the Credit Agreement as amended hereby.
Section 12    Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment to the extent required under Section 10.04 of the Credit Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first written above.
MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
By:    /s/ Robert McMullan
Name:    Robert McMullan

Title:	Senior Vice President and Chief Financial Officer

Acknowledged and agreed with respect to Section 10(b) of the Amendment to which this acknowledgment is attached by:
MACOM TECHNOLOGY SOLUTIONS INC.

By:    /s/ Robert McMullan
Name:    Robert McMullan

Title:	Chief Financial Officer

MINDSPEED TECHNOLOGIES, LLC

By:    /s/ Robert McMullan
Name:    Robert McMullan

Title:	Chief Financial Officer

NITRONEX, LLC

By:    /s/ Robert McMullan
Name:    Robert McMullan

Title:	Chief Financial Officer

BINOPTICS, LLC

By:    /s/ Robert McMullan
Name:    Robert McMullan

Title:	Chief Financial Officer

AEROFLEX / METELICS, INC.

By:    /s/ Robert McMullan
Name:    Robert McMullan
Title:    Chief Financial Officer

GOLDMAN SACHS BANK USA,
as Administrative Agent
By:    /s/ Thomas M. Manning
Name:    Thomas M. Manning
Title:    Authorized Signatory

GOLDMAN SACHS BANK USA, as the Incremental Term Lender
By:    /s/ Thomas M. Manning
Name:    Thomas M. Manning
Title:    Authorized Signatory